UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2012 (August 6, 2012)

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee		37087
(Address of Principal Executive Offices)		(Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2012, Cracker Barrel Old Country Store, Inc. (the “Company”) and Michael A. Woodhouse, Executive Chairman of the Board of the Company, entered into an amendment (the “Amendment”) to that certain Employment Agreement effective as of September 12, 2011 (the “Employment Agreement”). Pursuant to the terms of the Amendment, Mr. Woodhouse will retire as Executive Chairman of the Board of the Company effective November 7, 2012 (the “Term”, as defined by the Amendment being the period of employment from September 12, 2011 through November 7, 2012). In addition, Mr. Woodhouse will not stand for election to the Company’s Board of Directors at the Company’s 2012 annual meeting of shareholders, currently scheduled for November 15, 2012. Mr. Woodhouse will continue to serve as a director until the upcoming annual meeting. Mr. Woodhouse’s decision to retire as of the end of his current term as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Amendment also clarifies that Mr. Woodhouse will (i) forfeit (regardless of corporate achievement of performance milestones) all awards of performance-based market stock units (“MSUs”) under the Company’s 2011 Long-Term Incentive Plan that were scheduled to vest in August 2013, (ii) receive a pro rata award of performance shares and MSUs under the Company’s 2012 Long-Term Incentive Plan based on service though the end of the Term and (iii) receive, with respect to any additional long term incentive plan established by the Company during the Term, a pro rata award based on service through the end of the Term. Mr. Woodhouse shall receive, subject to his completion of service through the Term, a cash payment of $900,000, payable following execution of a release of claims. This severance was negotiated and is in exchange for compliance with future restrictive covenants and clarification and proration of certain equity awards. In addition, the Company will provide reimbursement of up to $25,000 in legal fees incurred by Mr. Woodhouse associated with negotiation of the Amendment and related matters and COBRA premium payments for up to 18 months following the Term.

A copy of the Amendment is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

In a separate matter, director Charles E. Jones, Jr. has informed the Company that he does not intend to stand for election to the Company’s Board when his term expires as of the Company’s 2012 annual meeting of shareholders. Mr. Jones will continue to serve as a director until that time. Mr. Jones’ decision to retire as of the end of his current term is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Employment Agreement and Release, dated August 6, 2012, between Cracker Barrel Old Country Store, Inc. and Michael A. Woodhouse

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc., dated as of August 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement and Release, dated August 6, 2012, between Cracker Barrel Old Country Store, Inc. and Michael A. Woodhouse

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc., dated as of August 6, 2012